Exhibit 99.1

NEWS RELEASE NASDAQ: EU TSXV: EU May 14, 2026 www.encoreuranium.com

enCore Energy Reports Q1 2026 Financial Results

DALLAS, May 14, 2026 – enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, announced today its financial and operational results for the first quarter ended March 31, 2026.

William M. Sheriff, Executive Chairman of enCore Energy, stated, “enCore’s first quarter results reflect year-over-year improvements in uranium extraction with only a slight increase in our cost per pound.

“Looking ahead, our new CEO, Richard Little, and I are excited by the company’s prospects for the remainder of 2026 and beyond as the results of our decisive action plan take full effect:

•	Cut costs across the organization

•	Increase and accelerate shareholder communication

•	Focus on and continue to push for more timely permit approvals

•	Actively evaluate potential industry consolidation opportunities.”

Sheriff continued: “Our early execution is already showing improvement as our overall liquidity as of May 8, 2026, stood at $84.7 million, including cash, 23.8 million shares of Ur-Energy, plus other marketable securities, excluding Verdera Energy shares.”

Highlights for the first quarter of 2026 include:

•

Net income per share $0.03 for the first quarter of 2026, versus $(0.13) per share loss for the same period ended March 31, 2025. The improvement in net income per share is driven by improved operations and the impact of the sale of the New Mexico assets to Verdera, as described in the Form 10-Q;

•	Delivery of 270,000 pounds of U3O8 into sales contracts at an average price of $67.78 per pound in Q1 2026, compared to 290,000 pounds of U3O8 in Q1 2025 at an average price of $62.89 per pound;

•	Q1 2026 weighted average cost of delivered U3O8 was $68.02 per pound compared to a weighted average cost of $62.97 per pound in the 2025 period;

•	U3O8 extraction of 90,000 pounds during the period ended March 31, 2026, an increase of approximately 22% from 73,711 pounds during the period ended March 31, 2025;

•	Q1 2026 extraction costs of $46.43 per pound compared to $45.62 in the 2025 period;

•	Closing U3O8 inventory balance was 153,956 pounds at a weighted average cost of $64.52 per pound; and

•	Closing cash and equivalent balance of $41.6 million with total liquidity of $84.7 million, including marketable securities other than Verdera Energy shares on March 31, 2026.

Total Costs of U3O8 Sold

		As of March 31, 2026			As of March 31, 2025
		Pounds U3O8	Cost ($000s)	Cost/Pounds	Pounds U3O8	Cost ($000s)	Cost/Pounds
Total Cost of Pounds		270,000	$18,365	$68.02	290,000	$18,262	$62.97
Purchased	(1)	180,000	$14,187	$78.82	216,289	$14,900	$68.89
Extracted total		90,000	$4,178	$46.43	73,711	$3,362	$45.62

Extracted:
Cash costs	(2)		$3,145	$34.94		$2,304	$31.26
Non-Cash costs	(3)		$1,034	$11.48		$1,058	$14.36

(1)	Lower of actual cost or market price as of the end of Q1-2026.
(2)	Cash costs of extracted pounds related to the cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to the cost of goods sold as an insight into additional expenses that impact overall costs and include depletion and certain sales-related fees.

U3O8 Inventory

		As of March 31, 2026			As of March 31, 2025
		Pounds U3O8	Cost ($000s)	Cost/Pounds	Pounds U3O8	Cost ($000s)	Cost/Pounds
Total Cost of Inventory		153,956	$9,934	$64.52	153,058	$6,182	$40.39
Purchased	(1)	70,000	$5,603	$80.04	28,711	$1,717	$59.80
Extracted total cost		83,956	$4,331	$51.59	124,347	$4,465	$35.91

Extracted:
Cash costs	(2)		$3,416	$40.68		$2,859	$22.99
Non-Cash costs	(3)		$916	$10.91		$1,606	$12.91

(1)	Lower of actual cost or market price as of the end of Q1-2026.
(2)	Cash costs of extracted pounds related to the cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to the cost of goods sold as an insight into additional expenses that impact overall costs and include depletion and certain sales-related fees.

Investor Information

enCore’s interim financial statements, including the accompanying Management’s Discussion and Analysis, are available in the Company’s Quarterly Report on Form 10-Q, which was filed with the U.S. Securities and Exchange Commission (“SEC”) today. It includes the Company’s consolidated financial statements for the three months ended March 31, 2026, and the related notes and financial results. The report can be accessed at www.sec.gov and on enCore’s investor relations page at www.encoreuranium.com.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable uranium, primarily to fuel the U.S. nuclear energy future. enCore’s team is led by industry experts with extensive knowledge and experience in all aspects of uranium In-Situ Recovery (ISR) operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a minimally intrusive, eco-friendly, and economically competitive approach to mineral extraction technology co-developed by enCore’s leadership.

Building on enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the expansion of Alta Mesa to include the Alta Mesa East property, the Dewey -Burdock project in South Dakota, and the Gas Hills project in Wyoming. The Company holds other assets, including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impacts from corporate projects.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “becomes,” “expects,” “plans,” “believes,” “intends,” “continue,” “potential,” “remains,” and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events, or results “may,” “could,” or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, the Company’s prospects, the Company’s decisive action plan, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, and our commitment to working with local communities and indigenous governments to create a positive impact from corporate projects should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management’s discussion and analysis, and annual information form. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects; general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks; changes in commodity prices; access to skilled personnel; the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment; timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions; the failure to satisfy ongoing regulatory requirements; and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.